UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

amendment no. 1 to
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2015

BROWNIE’S MARINE GROUP, inc.

(Exact name of registrant as specified in its charter)

Nevada	333-99393	90-0226181
(State or other jurisdiction of incorporation	(Commission File Number) Identification No.	(IRS Employer

3001 NW 25th Avenue, Suite 1, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-462-5570

Registrant’s telephone number, including area code

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Brownie’s Marine Group, Inc. is filing this Amendment No. 1 to its Current Report on Form 8-K that was filed with the Securities and Exchange Commission on January 21, 2014 solely for the purpose of correcting a ministerial error contained in changes in registrant’s certifying accountant and L.L. Bradford & Company, LLC’s letter addressed to the Securities and Exchange Commission pursuant to Item 304(a)(3) of Regulation S-K of the Securities and Exchange Commission. The entire content of the Form 8-K incorporating L.L. Bradford & Company, LLC letter is set forth below.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On January 21, 2015, Brownie’s Marine Group, Inc. (the “Registrant” or the “Company”) was notified by L.L. Bradford & Company, LLC (“Bradford”) that Bradford has discontinued the performance of public company audit services. Certain clients of Bradford are transitioning to RBSM, LLP (“RBSM”), to serve as their independent registered public accounting firm. The Company’s financial statements will be audited by RBSM, LLP and no longer by Bradford. Except as noted in the paragraph immediately below, the reports of Bradford on the Company’s financial statements for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Bradford on the Company’s financial statements as of and for the year ended December 31, 2013 and 2012 contained the explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company has reported a net loss for the period then ended and had an accumulated deficit as of the period then ended that raises doubt about its ability to continue as a going concern.

During the years ended December 31, 2013 and 2012 and through January 21, 2015, the Company has not had any disagreements with Bradford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Bradford’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the years ended December 31, 2013 and 2012 and through January 21, 2015, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Bradford with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Bradford is attached hereto as Exhibit 16.1

New independent registered public accounting firm

On January 21, 2015 (the “Engagement Date”), the Company engaged RBSM LLP as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2014. The decision to engage RBSM as the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors.

During the two most recent fiscal years and through the Engagement Date, the Company has not consulted with RBSM regarding either:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from L.L. Bradford & Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

/s/ Robert Carmichael
Robert Carmichael
Chief Executive Officer
February 9, 2015